Exhibit 99.2

AAGP™ Improves Results in Stem Cells Transplanted in Retina Tissue by 300%

St. Marys, West Virginia, May 2, 2016
ProtoKinetix, Incorporated (OTCQB:PKTX) (the "Company" or "ProtoKinetix") (www.protokinetix.com) is pleased to announce that a paper submitted by Dr. Kevin Gregory-Evans on ProtoKinetix’ AAGP™ has been accepted by the Journal of Tissue Engineering and Regenerative Medicine for publication. The date of publication is unknown at this time but should be available online in advance of the printed version. AAGP™, an antifreeze glycopeptide, has been demonstrated to significantly improve the viable yield of stem cells transplanted in retinal tissue at the University of British Columbia under the guidance of Dr. Kevin Gregory-Evans.
Dr. Gregory-Evans concluded that embryonic cells treated with AAGP™ and transplanted into retina tissue, an accepted model for the central nervous system, compared to the control group not treated was 300% more viable.
Dr. Gregory-Evans proposes that AAGP™ works by inhibiting toxic signaling from surrounding necrotic tissue. Necrotic tissue is dead tissue, which usually results from an inadequate local blood supply. Necrotic tissue contains dead cells and debris that are a consequence of the fragmentation of dying cells.
”AAGP™ could be a huge benefit to the future of Pre-clinical and Clinical transplantation medicine,” said Dr. Kevin Gregory-Evans. He added, “AAGP™ will revolutionize transplantation medicine across the board.”

The significance of these results may have far reaching implications. In addition to cell, tissue and organ transplantations, there are strong implications that AAGP™ may have powerful applications for the treatment of stroke and heart attack treatment.

Dr. Kevin Gregory-Evans is currently Professor of Ophthalmology in the Faculty of Medicine, University of British Columbia, and holder of the Julia Levy BC Leadership Chair in Macular Research, Vancouver, Canada.
How about Dr. Gregory Evans Bio is too extensive to repeat in full on this press release, his full Bio can be found at:  http://protokinetix.com/about/kevin-gregory-evans/

Journal of Tissue Engineering and Regenerative Medicine is a multidisciplinary journal that publishes research and reviews on the development of therapeutic approaches which combine stem/progenitor cells with biomaterials and scaffolds, and growth factors and other bioactive agents. The journal focuses on the development of biological functional substitutes that restore, maintain, or improve tissue or organ function. The publication carries an Impact Factor of 5.199.
ProtoKinetix, Incorporated is a molecular biotechnology company that has developed and patented a family of hyper stable, potent glycopeptides (AAGP™) that enhance both engraftment and protection of transplanted cells used in regenerative medicine. Due to the results achieved over the last four years of testing the company is now preparing a submission to enter into a Phase 1/2 human clinical trial. Additional studies will be expanded to include whole organ transplantation and other cell therapies used in regenerative medicine.

Cautionary Note Regarding Forward-Looking Statements

The information discussed in this press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”).  All statements, other than statements of historical facts, included herein concerning, among other things, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward looking statements. These forward looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” and similar terms and phrases.  Although we believe that the expectations reflected in these forward looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and are not (and should not be considered to be) guarantees of future performance.  Among these risks are those set forth in a Form 10-K filed on March 30, 2016. It is important that each person reviewing this release understand the significant risks attendant to the operations of ProtoKinetix. ProtoKinetix disclaims any obligation to update any forward-looking statement made herein.

For further information, please contact:

Clarence E. Smith
President and Chief Executive Officer

Telephone:           304-299-5070
Email:                          csmith@protokinetix.com
Twitter:                     @ProtoKinetix